As filed with the Securities and Exchange Commission on April 25, 2006.

Registration No. 333-79333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IGI, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0355758
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

105 Lincoln Ave
Buena, New Jersey 08310
(Address of Principal Executive Offices)

IGI, Inc. 1999 Stock Incentive Plan
(Full Title of the Plan)

Frank Gerardi
IGI, Inc.
105 Lincoln Ave
Buena, New Jersey 08310
(Name and Address of Agent For Service of Process)

(856) 697-1441
(Telephone Number, Including Area Code of Agent
for Service)
______________________________

With a Copy to:

William P. Oberdorf, Esq.
St. John & Wayne, L.L.C.
Two Penn Plaza East, Newark, New Jersey 07105
(973) 491-3600
________________________________

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, $.01 par value per share	800,000	$4.00 (2)	$3,200,000	$343

(1)

The aggregate amount of securities registered hereunder is 800,000 shares of common stock which have been authorized and reserved for issuance under the Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

(2)

The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and is at least equal to the fees required under such sections and is at least equal to the greater of the (i) highest exercise price of any option issued with respect to the shares being registered and (ii) the average of the bid and ask prices per share of the Registrant's Common Stock on April 18, 2006, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the American Stock Exchange.

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EXPLANATORY NOTE

      We are filing this Registration Statement to register an additional 800,000 shares of our Common Stock for issuance pursuant to the IGI, Inc. 1999 Stock Incentive Plan, as amended (the "Plan"). The number of shares authorized for issuance under the Plan were approved by our stockholders at our annual meeting in May 2002.

      We previously filed a registration statement on Form S-8 (Registration No. 333-79333) on May 26, 1999 covering 1,200,000 shares authorized for issuance under the Plan. In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUSES

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated in this Prospectus by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005; and

(b) Current Reports on Form 8-K filed on February 3, 2006 and April 14, 2006.

      In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

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Item 8. Exhibits.

Number	Description

5.1	Consent and Opinion of St. John & Wayne, L.L.C.

10.1	IGI, Inc. 1999 Stock Incentive Plan, as amended

23.1	Consent of Amper, Politziner & Mattia, P.C.

24.1	Power of Attorney (included in signature page hereto)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Buena, New Jersey on the 20th day of April, 2006.

IGI, Inc.

	By:	/s/ Frank Gerardi

	Name:	Frank Gerardi
	Title:	Chairman and Chief Executive Officer

We, the undersigned officers and directors of IGI, Inc., hereby severally constitute and appoint Frank Gerardi and Carlene Lloyd and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Frank Gerardi	Chairman and Chief Executive	April 20, 2006
Officer
Frank Gerardi

/s/ Carlene A. Lloyd	Vice President, Finance	April 20, 2006

Carlene A. Lloyd

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Signatures	Title	Date

/s/ Stephen J. Morris	Director	April 20, 2006

Stephen J. Morris

/s/ Terrence O'Donnell	Director	April 20, 2006

Terrence O'Donnell

/s/ Donald W. Joseph	Director	April 20, 2006

Donald W. Joseph

/s/ Rajiv Mathur	Director	April 20, 2006

Rajiv Mathur

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EXHIBIT INDEX

Number	Description

5.1	Consent and Opinion of St. John & Wayne, L.L.C.

10.1	IGI, Inc. 1999 Stock Incentive Plan, as amended

23.1	Consent of Amper, Politziner & Mattia, P.C.

24.1	Power of Attorney (included in signature page hereto)

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